FRP HOLDINGS, INC./NEWS

Contact:    John D. Milton, Jr.
            Chief Financial Officer                                904/858-9100

-------------------------------------------------------------------------------

       FRP HOLDINGS, INC. (NASDAQ: FRPH) ANNOUNCES RESULTS FOR THE THREE
               MONTH TRANSITION PERIOD ENDED DECEMBER 31, 2016.

FRP Holdings, Inc. (NASDAQ-FRPH) Jacksonville, Florida; February 1, 2017 --

Please note the Company recently changed its fiscal year from September 30 to December 31, and, as a result, throughout this press release, we refer to the three month period ended December 31, 2016 as the transition period.

Potential REIT Conversion

Whether through strategic acquisitions, organic growth, joint ventures, or putting our non-income producing land to work, our constant aim is to create and grow shareholder value. To that end, we have for some time explored the possibility of converting this company into a Real Estate Investment Trust
(REIT), with the idea that this may be a more efficient structure given the nature of our business. Though no final decision has been made, in order to have the option to convert to a REIT in 2017, the board has elected to change from our previous fiscal year (ending September 30), to a fiscal year that follows the calendar year as is required of a REIT. This change went into effect January 1, 2017 and will require one-time additional auditing expenses of $120,000 which will be reflected in fiscal year 2017. Thus, the transition period ended December 31, 2016 will be known as just that and will not be a part of any fiscal year, not even retroactively. Finally, consistent with having the option to elect REIT status, we have contributed our mining reserves into a wholly owned subsidiary. Because the parent company still retains control of the land itself, the portion of the mining royalties income that is not attributable to the reserves, but instead more closely resembles ground rents, will be retained by the parent company and will qualify as "REIT-able" income. The subsidiary will receive only the income attributable to the reserves it now controls. This structure is intended to assure that we will meet the asset and income tests applicable to REITs. These preliminary steps will not have a material impact on our operations if FRP does not elect REIT status.

Three month transition period ended December 31, 2016 Consolidated Results of Operations.

Net income for the transition period ended December 31, 2016 was $1,560,000 or $.16 per share versus $7,473,000 or $.76 per share in the same period last year. The prior year benefited from a gain on land sale of $6,286,000 plus income of $3,000,000 from the settlement of environmental claims resulting in a positive impact of $.57 per share of income in the prior year. Total revenues were $9,512,000, up 7.8%, versus the same period last year. Excluding the positive impact of the environmental settlement in the same period last year, consolidated total operating profit was up 11.2%.

Three month transition period ended December 31, 2016 Segment Operating
Results.

Asset Management Segment:
------------------------
Total revenues in this segment were $7,321,000, up $406,000 or 5.9%, over the same period last year. Net Operating Income in this segment for the transition period was $5,689,000, compared to $5,390,000 in the same period last year, an increase of 5.5%. The increase was mainly due to the acquisition of the Gilroy Road building in Hunt Valley, MD in July 2016 and a lease commencement at 7010 Dorsey Road in Hillside Business Park in August 2016. We ended the transition period with total occupied square feet of 3,488,995 versus 3,364,008 at the end of the same period last year, an increase of 3.7% or 124,947 square feet. Our overall occupancy rate was 89.9%.

Depreciation and amortization expense increased primarily because of the aforementioned Gilroy building purchase and the completion of a 79,550 square foot warehouse at Hollander Business Park in April 2016. Corporate expense increased due to higher professional fees.

Mining Royalty Lands Segment:
----------------------------
Total revenues in this segment were $1,880,000, an increase of 13.3%, versus $1,659,000 in the same period last year due to an increase in tons sold at locations over the minimum. Total operating profit in this segment was $1,708,000, an increase of $238,000 versus $1,470,000 in the same period last year.

Land Development and Construction Segment:
-----------------------------------------
The Land Development and Construction segment is responsible for (i) seeking out and identifying opportunistic purchases of income producing warehouse/ office buildings, and (ii) developing our non-income producing properties into income production. Of our ongoing projects, work continues on a spec building at Patriot Business Center which is now 82% pre-leased; we are fully engaged in the formal process of seeking (a) final design approval for Phase II of our RiverFront on the Anacostia project, and (b) Planned Unit Development entitlements for our 73 acre tract in Hampstead, Md.; and of further note, construction of the bulkhead at our 664E property on the Anacostia is on time and within budget. Finally, because of operating losses and depreciation during the lease up of Phase I (Dock 79) of RiverFront on the Anacostia this quarter, equity in loss of joint ventures (including a loss of $4,000 in the Brooksville Joint Venture) was $1,119,000. Phase I pre-leasing activity for the 305 residential units commenced in late May of 2016 and as of January 22, the residential units were 49.8% occupied and 59.9% leased, while retail units remain 80% leased with just one space remaining. The project is currently above pro forma in effective rents and leasing absorption with residential stabilization expected in the third quarter of 2017.

Summary and Outlook

We are focused on building shareholder value through our real estate holdings. We accomplish this through the opportunistic acquisition of income producing properties, and the conversion of our non-income producing assets into income production. We have done this by (i) selling land that is not conducive to warehouse/office development (e.g. Windlass Run Residential
Phase 2 land) and using the proceeds to acquire existing income producing warehouse/office buildings typically in a Section 1031 exchange (e.g. the Port Capital building purchase) and (ii) the construction of new warehouse/office buildings on existing pad sites in our developed business parks (e.g. new spec building at Patriot). Over the past five years, we have used this approach to convert 172 acres of non-income producing land into 766,216 square feet of income producing properties (excluding the recently completed spec building). This past quarter those properties had Net Operating Income of $1,267,000, accounting for over 22% of Asset Management's Net Operating Income.

For yet another quarter, mining royalties continue to improve as volumes increase at most of our locations. This marks the eleventh straight quarter that mining revenues increased over the same period the year before, and is a testament to our belief in the long-term growth potential of these assets.

During the coming fiscal year, we expect to complete construction on the new 104,000 square foot spec building at Patriot Business Park, finish construction on the bulkhead at the Square 664E property in anticipation of future high-rise development, reach residential stabilization of Phase I (Dock 79) of RiverFront on the Anacostia, and continue pre-development activities for Phase II and the Hampstead property. Our biggest decision in the coming year will be whether or not to convert this company into a Real Estate Investment Trust. As mentioned previously, we have taken steps to, at the very least, have the option. Impacting that decision will be weighing the benefits of REIT status against how it will impact our capital structure and any future projects, as well as any changes in the federal tax code.

Conference Call.

The Company will host a conference call on Wednesday, February 1, 2017 at 2:00 p.m. (EST). Analysts, stockholders and other interested parties may access the teleconference live by calling 1-877-804-1916 (pass code 62184) within the United States. International callers may dial 334-323-7224 (pass code 62184). Computer audio live streaming is available via the Internet through the Company's website at www.frpholdings.com. You may also click on this link for the live streaming http://stream.conferenceamerica.com/FRP020117. For the archived audio via the internet, click on the following link http://archive.conferenceamerica.com/archivestream/FRP020117.mp3. If using the Company's website, click on the Investor Relations tab, then select the earnings conference stream. An audio replay will be available for sixty days following the conference call. To listen to the audio replay, dial toll free 877-919-4059, international callers dial 334-323-0140. The passcode of the audio replay is 30678261. Replay options: "1" begins playback, "4" rewind 30 seconds, "5" pause, "6" fast forward 30 seconds, "0" instructions, and "9" exits recording. There may be a 30-40 minute delay until the archive is available following the conclusion of the conference call.

                      FRP HOLDINGS, INC. AND SUBSIDIARIES
                      -----------------------------------
                       CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands except per share amounts)
                                (Unaudited)

                                                           THREE MONTHS ENDED
                                                              DECEMBER 31,
                                                             2016      2015
                                                           --------  --------
Revenues:
  Rental revenue                                           $  6,328     6,027
  Mining Royalty and rents                                    1,857     1,638
  Revenue - reimbursements                                    1,327     1,158
                                                           --------  --------
Total Revenues                                                9,512     8,823

Cost of operations:
  Depreciation, depletion and amortization                    2,095     1,896
  Operating expenses                                            994       973
  Environmental remediation expense (recovery)                    -    (3,000)
  Property taxes                                              1,089     1,118
  Management company indirect                                   475       504
  Corporate expenses                                            855       732
                                                           --------  --------
Total cost of operations                                      5,508     2,223

Total operating profit                                        4,004     6,600

Interest income                                                   -         1
Interest expense                                               (306)     (481)
Equity in loss of joint ventures                             (1,119)      (54)
Gain on investment land sold                                      -     6,286
                                                           --------  --------

Income before income taxes                                    2,579    12,352
Provision for income taxes                                    1,019     4,879
                                                           --------  --------

Net income                                                 $  1,560     7,473
                                                           ========  ========

Comprehensive net income                                   $  1,560     7,473
                                                           ========  ========

Earnings per common share:
  Basic                                                    $   0.16      0.76
  Diluted                                                  $   0.16      0.76

Number of shares (in thousands) used in computing:
  -basic earnings per common share                            9,879     9,802
  -diluted earnings per common share                          9,923     9,853

Asset Management Segment
------------------------
                                               Three months ended December 31
                                           ---------------------------------------
(dollars in thousands)                       2016       %        2015       %       Change      %
                                           --------   -------   --------   -------   --------   -------
Rental revenue                             $  6,148     84.0%   $  5,908     85.4%   $    240      4.1%
Revenue-reimbursements                        1,173     16.0%      1,007     14.6%        166     16.5%
                                           --------   -------   --------   -------   --------   -------

Total revenue                                 7,321    100.0%      6,915    100.0%        406      5.9%

Depreciation, depletion and amortization      2,005     27.4%      1,798     26.0%        207     11.5%
Operating expenses                              885     12.1%        839     12.1%         46      5.5%
Property taxes                                  729     10.0%        659      9.5%         70     10.6%
Management company indirect                     193      2.6%        231      3.4%        (38)   -16.5%
Corporate expense                               485      6.6%        378      5.5%        107     28.3%
                                           --------   -------   --------   -------   --------   -------

Cost of operations                            4,297     58.7%      3,905     56.5%        392     10.0%
                                           --------   -------   --------   -------   --------   -------

Operating profit                           $  3,024     41.3%   $  3,010     43.5%   $     14      0.5%
                                           ========   =======   ========   =======   ========   =======


Mining Royalty Lands Segment:
----------------------------
                                               Three months ended December 31
                                           ---------------------------------------
(dollars in thousands)                       2016        %        2015        %
                                           --------   -------   --------   -------
Mining Royalty and rents                   $  1,857     98.8%      1,638     98.7%
Revenue-reimbursements                           23      1.2%         21      1.3%
                                           --------   -------   --------   -------

Total revenue                                 1,880    100.0%      1,659    100.0%

Depreciation, depletion and amortization         35      1.8%         34      2.0%
Operating expenses                               41      2.2%         41      2.5%
Property taxes                                   54      2.9%         59      3.6%
Corporate expense                                42      2.2%         55      3.3%
                                           --------   -------   --------   -------

Cost of operations                              172      9.1%        189     11.4%
                                           --------   -------   --------   -------

Operating profit                           $  1,708     90.9%   $  1,470     88.6%
                                           ========   =======   ========   =======


Land Development and Construction Segment:
-----------------------------------------
                                               Three months ended December 31
                                           --------------------------------------
(dollars in thousands)                       2016           2015          Change
                                           --------       --------       --------
Rental revenue                             $    180            119             61
Revenue-reimbursements                          131            130              1
                                           --------       --------       --------

Total revenue                                   311            249             62

Depreciation, depletion and amortization         55             64             (9)
Operating expenses                               68             93            (25)
Environmental remediation recovery                -         (3,000)         3,000
Property taxes                                  306            400            (94)
Management company indirect                     282            273              9
Corporate expense                               328            299             29
                                           --------       --------       --------

Cost of operations                            1,039         (1,871)         2,910
                                           --------       --------       --------

Operating loss                             $   (728)         2,120         (2,848)
                                           ========       ========       ========


Non-GAAP Financial Measures.

To supplement the financial results presented in accordance with GAAP, FRP presents certain non-GAAP financial measures within the meaning of Regulation
G promulgated by the Securities and Exchange Commission. The non-GAAP financial measures included in this quarterly report are adjusted operating profit and net operating income (NOI). FRP uses these non-GAAP financial measures to analyze its continuing operations and to monitor, assess, and identify meaningful trends in its operating and financial performance. These measures are not, and should not be viewed as, substitutes for GAAP financial measures.

Adjusted Operating Profit

Adjusted operating profit excludes the impact of the corporate expense not allocated to discontinued operations and the environmental remediation recovery. Adjusted operating profit is presented to provide additional perspective on underlying trends in FRP's core operating results. A reconciliation between operating profit and adjusted operating profit is as follows:

Adjusted Operating Profit
                                            Three months ended
                                               December 31,
                                           --------------------
                                             2016        2015       Change        %
                                           --------    --------    --------    -------
Operating profit                           $  4,004       6,600      (2,596)     -39.3%
Adjustments:
  Environmental remediation recovery              -      (3,000)
                                           --------    --------
Adjusted Operating profit                  $  4,004       3,600         404      11.2%


Net Operating Income Reconciliation
Three months ended 12/31/16 (in thousands)
                                              Asset           Land         Mining            FRP
                                         Management    Development      Royalties       Holdings
                                            Segment        Segment        Segment         Totals
                                         ----------     ----------     ----------     ----------
Income from continuing operations        $    1,644         (1,115)         1,031          1,560
Income Tax Allocation                         1,074           (728)           673          1,019
                                         ----------     ----------     ----------     ----------
Inc. from continuing operations
  before income taxes                         2,718         (1,843)         1,704          2,579

Less:
  Lease intangible rents                          4              -
  Unrealized rents                               14              -
Plus:
  Equity in loss of Joint Venture                 -          1,115
  Interest Expense                              306              -
  Depreciation/Amortization                   2,005             55
  Management Co. Indirect                       193            282
  Allocated Corporate Expenses                  485            328
                                         ----------     ----------

Net Operating Income (loss)                   5,689            (63)


Net Operating Income Reconciliation
Three months ended 12/31/15 (in thousands)
                                              Asset           Land         Mining            FRP
                                         Management    Development      Royalties       Holdings
                                            Segment        Segment        Segment         Totals
                                         ----------     ----------     ----------     ----------
Income from continuing operations        $    1,535          5,054            884          7,473
Income Tax Allocation                         1,003          3,298            578          4,879
                                         ----------     ----------     ----------     ----------
Inc. from continuing operations
  before income taxes                         2,538          8,352          1,462         12,352

Less:
  Gains on investment land sold                   9          6,277
  Other income                                    -              1
  Unrealized rents                               13              -
  Lease intangible rents                         14              -
Plus:
  Equity in loss of Joint Venture                 -             45
  Interest Expense                              481              -
  Depreciation/Amortization                   1,798             64
  Management Co. Indirect                       231            273
  Allocated Corporate Expenses                  378            299
                                         ----------     ----------
Net Operating Income                          5,390          2,755


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